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RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 26, 2015 / 02:00PM GMT

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Company, Inc. - President & CEO

Kevin Reid Sturm, Ruger & Company, Inc. - VP & General Counsel

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey Capital Management - Analyst

Brian Ruttenbur CRT Capital Group - Analyst

Colin Moran Abdiel Capital - Analyst

Bill Ledley Cowen and Company - Analyst

Andrea James Dougherty and Company - Analyst

Steve Shapiro Intrepid Capital Management - Analyst

Matt Sullivan Fiduciary Management - Analyst

Adam StarAnalyst

PRESENTATION

Operator

Ladies and Gentlemen, again, thank you very much for your patience, and welcome to the Q4 2014 Sturm, Ruger Earnings Conference call hosted by Michael Fifer. My name is Gary, and I will be your event coordinator today.

(Operator Instructions)

I'd now like to hand over to your host, Michael; over to you.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Good morning. Welcome to the Sturm, Ruger and Company year-end 2014 conference call. I'd like to ask Kevin Reid our general counsel to read the caution on forward-looking statements, which will be followed by a quick overview of 2014, including the fourth quarter, and then we can get right into your questions. Kevin?

Kevin Reid - Sturm, Ruger & Company, Inc. - VP & General Counsel

Thanks, Mike. We'd like to remind everyone that statements made in the course of this conference call that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's reports on form 10-K for year ended December 31, 2014 and, of course, the forms 10-Q for the first, second, and third quarters of 2014. Copies of these documents may be obtained by contacting the Company or the SEC or on the Company website at www.ruger.com/corporate or the SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our form 10-K for year ended December 31, 2014 and our forms 10-Q for the first three quarters of 2014, which also are posted on our website. Furthermore the Company disclaims all responsibility to update forward-looking statements. Mike?

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Thank you, Kevin. Financial results. For 2014, net sales were $544.5 million, and fully diluted earnings were $1.95 per share. For the corresponding period in 2013, net sales were $688.3 million and fully diluted earnings were $5.58 per share.

For the fourth quarter of 2014, net sales were $122.6 million, and we realized a fully-diluted loss of $0.77 per share. For the corresponding period in 2013, net sales were $181.9 million and fully-diluted earnings were $1.33 per share. In the fourth quarter of 2014, the Company recorded an expense of $41 million related to the termination and settlement of its defined benefit pension plan.

Excluding this expense, 2014 net income was $64 million or $3.22 per share, and the fourth quarter net income was $10.5 million or $0.53 per share. The cash requirements for the termination and settlement of the defined pension plans was $7.5 million. Our 2014 EBITDA was $126.3 million, or 23% of sales, and our fourth quarter 2014 EBITDA was $17.3 million, or 14% of sales.

Demand. Demand in the first half of 2014 was much stronger than demand in the second half of 2014. In the first half of 2014, the Company shipped approximately 1.1 million units to the independent wholesale distributors verses approximately 700,000 units in the second half, a decline of approximately 33% in the second half of the year.

The distributors, in turn, experienced a decline in the sell-through of our products to retailers of approximately 25% in the second half of the year. This decline in demand from the distributors was driven by decline in consumer demand in 2014 from the extraordinary level of consumer demand in 2013.

We believe that the decline in consumer demand for firearms caused many retailers to buy fewer firearms in the third and fourth quarters of 2014 than they were actually selling in an effort to reduce their inventories and generate cash. The decline in demand from the distributors was exacerbated by extensive discounting by our competitors, which, in particular, reduced our share of the large chain store Black Friday business.

For the full year of 2014, the estimated sell-through of the Company's products from the independent distributors to retailers decreased 20% from 2013. The national instant criminal background check system, known as NICS, decreased 12% in 2014 from 2013.

I initially thought that meant we lost significant market share during the second half of the year, but analysis of the quarterly import data for hand guns has made me rethink how much share we might have lost. Recently published hand gun import data from the major supplying countries, Austria, the Czech Republic, and Brazil indicate that they experienced major reductions in import volumes to the USA in the second half of the year.

That implies that demand for their products may have declined in a similar fashion to the pattern of demand we observed for our products. Perhaps we did not lose as much share as the NICS numbers first indicated.

Note also, that a disparity between sell-through and NICS can arise from retailers selling down their own inventory, which we believe may have happened in the latter half of 2014. For 2015, we are starting to see some early indications that demand from retailers to distributors is improving. We think that demand in 2012 before the huge surge in demand in 2013 is a good starting point for comparison.

For the full year 2012 distributor sell-through of our products to retailers was approximately 1.8 million units compared to an annualized rate of 1.4 million units for the second half of 2014. Now, with the 2015 distributor show season almost over, we have seen a 28% increase in show bookings as compared to 2012. We believe that is a positive sign.

Also, the three largest independent distributors that carry our line do not have distributor selling shows, and their retailer demand is up 49%. I would caution you against over interpreting this data, but I do think it is an indicator that the market may be improving. Keep in mind that improved consumer demand is only the first step and not one that we can measure.

It, in turn, results in demand from the retailers to the distributors, and they, in turn, draw from their existing inventory, as well as place orders on the Company for more product. There are time lags at each step of the distribution chain from receiving demand from whoever your customer is before placing demand on whoever your vendor is.

We are the last ones in the chain, so we fully expect our recovery and demand to somewhat lag the recovery in consumer demand and retailer demand. Nonetheless, and in spite of significant inventories of the Company's product at the wholesale distributor level, we have experienced a slight increase in unit shipments as compared to the same period in 2012.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

And we believe that the wholesale distributors have experienced a 12% increase in unit sell-through of our products to retailers during this time. The distributors are actually decreasing inventory at a faster rate than we want them to while still drawing product from us and reducing our finished-goods inventory.

New product development. We had two significant new product introductions in 2014, the LC9s striker-fired pistol and the AR-556 modern sporting rifle. Both of these products are enjoying strong demand, and we are working to increase production rates.

We have also introduced several new products during the fourth quarter that have been well received by both consumers and retailers. These include, the three-inch LCRX, the polymer-stocked Gunsite Scout rifle, the LC9s pro, the LCP custom, the GP100 Match Champion with adjustable sights, two versions of the 22 Charger pistol, including a takedown version, a new model of the 2245 Lite pistol, the SR1911 Lightweight Commander pistol, and the Hawkeye FTW Predator rifle.

In accessory products we've introduced the BX-trigger, BX-15 magazine, and the new drop-in two stage trigger for modern sporting rifles. We remain steadfast in our commitment to develop and introduce innovative new products in growth segments of our market. This is a key element of our strategy to drive demand.

Production and inventories. When demand for the Company's product started to wane in 2014, we took advantage of the opportunity to increase our distributors' inventories to a level that would represent 6 to 8 turns. We also replenished our own inventories.

Once satisfactory levels were achieved and it became evident that there would be no immediate improvement in demand, we aggressively cut production levels almost 40% from the first half of the year to the second half of the year. As demand has started to show some early indications of improvement in 2015 and the distributors have reduced their inventories, we have started to raise production rates for some of our products.

Inventories at the Company and at our independent distributors peaked in the third quarter of 2014 and then dropped in the aggregate by over 60,000 units in the fourth quarter. These large inventory declines have continued into the first quarter of 2015.

We believe that inventories levels of the Company's products at the independent distributors and at the Company are appropriate. And we continue to adjust our production rates so that they track the rates of estimated distributor sell-through of our products to retail.

Balance sheet. At December 31, 2014, our cash and cash equivalents totaled $9 million, a decrease of $46 million from December 31, 2013. Our current ratio was 2.0 to 1, and we have no debt despite our stock repurchases in the fourth quarter. At December 31, 2014, stockholders' equity was $185.5 million, which equates to a book value of $9.90 per share.

Cash flows. In 2014, we generated $55.6 million of cash from operations. We reinvested $46 million of that back into the Company in the form of capital expenditures.

We estimate that the capital expenditures in 2015 will be approximately $30 million. Our primary focus for investment will be new product development.

Cash return to shareholders. In 2014, the Company returned $55.4 million to its shareholders through the payment of $31.4 million of dividends and the repurchase of 680,800 shares of our common stock at an average price of $35.22 per share for a total of $24 million. At December 31, 2014, $76 million remained authorized for future stock repurchases.

Our Board of Directors has declared a $0.17 per share quarterly dividend for shareholders of record as of March 13, 2015, payable on March 27, 2015. As a reminder, our quarterly dividend is approximately 40% of net income.

Those are the highlights of 2014. Operator, may I please have the first question?

QUESTION AND ANSWER

Operator

Certainly. Ladies and gentlemen, your Q&A session will now begin.

(Operator Instructions)

Our first question is from the line of Brian Rafn of Morgan Capital Management. Over to you, Brian.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Good morning, Mike.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Good morning.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Can you hear me?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Let me ask, you guys, obviously, the base of your sales has done very well over the past few years, new product development was running 28% to 38% (technical difficulty) base number changes. You diminished that to (technical difficulty).

Would you describe the new product development for 2014? I think you had mentioned there were a few delays or there were some issues. Do those products move back the queue of products that are going to be brought out in 2015?

Is the whole queue somewhat delayed? What's your sense of roll outs? You've come out with a very early on in the SR1911 Lightweight Commander, the Hawkeye Predator, the 2245 Lite aluminum.

So you've really come out in January with a number of product launches. How do you see product launches for 2015?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, a short answer to a long question here. 2014 was characterized by delays in pretty much all the major new-product development categories. I don't see that necessarily having a big impact on 2015 other than the products that should have arrived in 2014 and haven't yet will probably show up in the next few months.

But generally, we have a number of product development teams. They operate somewhat independently of each other; unless there's a particularly tough challenge, then we'll get a bunch of engineers together. So if one sticker, for example, a pistol project is falling behind, that probably won't affect the rifle engineering team.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. The head count of your product engineers, you've always talked in past conferences about, I'll take engineers if I can get them. Where are you, going in to 2015, relative to your ability and capacity to increase those engineering design teams, or are you in a stasis?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

That's a good question. At the moment, I would say that we have a couple of open recs, and we haven't lost anybody. But I'm not on a major push to bring in 15 more this year.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

I'm trying to figure out why we got less efficient with engineering teams than we had been when it was smaller. And I think that where we've probably come up short is in the project management side. We've got really bright guys, but we probably need to beef up the project management side of each of these teams before we add anymore.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

When you say that, Mike, were you saying the bottleneck was in on the production engineering side or verses the design side, more of the concept drawings prototyping?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I'm not really saying either one of those. Let me try to rephrase it. You may have a brilliant engineer who's pursuing one path to success, but he forgot to call up the spring supplier he'll need in six months.

And so he suddenly gets to the day he needs a spring, and now it's a four-month lead time. And a project manager can stay up on top of all that stuff and constantly be asking that engineer or that team of six engineers everything they're going to need six, seven months out and be getting it lined up for them so that we don't have any delay in the process.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

And an engineer who is really good at designing a firearm is not necessarily really good at project management.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Got you. Okay. Of the products that you launched, given the trepidation in 2014, whether it's the AR-556 or the Charger or the LC9 or the SR9E, the double action GP100, was there anything that was on plan? What was your sense of sell-through?

What was the excitement, restocking? Did any of the products stand out, or was the whole group on plan? Behind plan? I'm just getting a sense of what the reception was for the products that you did launch in 2014.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, our two major projects, the LC9s and the AR-556 have both exceeded our expectations. And we are scrambling to increase their production capacity.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. The AR556, is that Mayodan?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

As you guys have now built out a third plan and you're looking at loading some lines in the Mayodan, because the AR-556 is down there, would you move the SR-762 and SR-556 down there, so all your modern sporting rifles are there? Or because one's -- the piston design verses the direct impingement, is that completely different manufacturing?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, there's actually a lot of commonality of parts and opportunity to reduce cost in a original SR line of MSRs. So, yes, we have moved them. Brian, I know you've got a lot of great questions, but let's let a couple other folks jump in, and then we'll get back to you.

Operator

Next question is from the line of Brian Ruttenbur of CRT capital. Over to you, Brian.

Brian Ruttenbur - CRT Capital Group - Analyst

Great. Thank you. You're taking questions only from Brians today. First question I have, hopefully you can hear me okay, is about your buyback. Can you repeat what you have left authorized currently as of today?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No. But as of December 31, we had $76 million authorized.

Brian Ruttenbur - CRT Capital Group - Analyst

Okay. It appears that you bought back another 900,000 shares, is that right, so far this quarter from your share count dropping that you reported the mid February?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I don't have any of the facts in front of me, so I really can't comment on it. And generally, we only comment on published data. Whatever we buy this quarter we'll publish right at the end of the quarter in accordance with the SEC and New York Stock Exchange rules.

Brian Ruttenbur - CRT Capital Group - Analyst

Okay. And then in terms of order activity, maybe you can hit me with, did the order activity that you talked about 28% increase, that came out of SHOT show, is that correct? Or was it a variety of shows?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

The distributor shows are where the orders are written most typically. And very few orders are actually written at SHOT.

Brian Ruttenbur - CRT Capital Group - Analyst

Okay. And are there any other shows going on? Will you get any more distributor shows between now and the end of the quarter?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I believe there's one more.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - CRT Capital Group - Analyst

Okay. So your 28% so-far increase could go up even further? Is that what you are looking at?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No, I don't think so. At this point, we've got 95% of the shows have happened and most of the volume, so if the last one is strong it won't have much impact. And if the last one is weak, it won't have much impact.

Brian Ruttenbur - CRT Capital Group - Analyst

Okay. And then your back logs are obviously down on a unit basis from almost back down to below 2012 levels, let's just say that. How long do you think it will take you to produce on your current backlog? You have 650,000 units --

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Let me clarify something. I think it may have been misunderstood. The orders that are written at the distributor shows are not orders from the distributor to Ruger.

They are actually from the retailer to the distributor for Ruger product. And that's what I am saying year to date is up 28%. For the guys who hold shows, keeping in mind that the three biggest don't hold shows and they just work the telephone, and those three guys are up 49% year to date. Okay?

Brian Ruttenbur - CRT Capital Group - Analyst

Okay.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

None of that -- if they had enough inventory, they wouldn't need to place a single order on Ruger. And what I said is, they actually are burning down their own inventory, but they've placed enough orders on us that our inventory is coming down too. We're actually shipping more each day than we're manufacturing.

So both sets of inventories are coming down. Although, theirs is coming down a little faster than I'd like it to. And frankly, I'd like to restock them a little bit by the end of the quarter, but right now I'm working to get production rates up to accomplish that.

Operator

Next question is from the line of Colin Moran of Abdiel capital. Over to you, Colin.

Colin Moran - Abdiel Capital - Analyst

Mike, excluding Ruger, how has the pace of new-product introduction in the last five years compared to new product introduction in the industry, again outside of Ruger, in the five years prior?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Colin, I'm not qualified to answer that. I've only been with Ruger 8.5 years, so that kind of predates me. I'm under the impression that we've actually caused the whole industry to renew its R&D efforts and that now is a wonderful time to be a consumer because everybody's bringing out new products, where it was not that common before.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Colin Moran - Abdiel Capital - Analyst

Okay. I want to also ask you about your decision not to sell into the big chain retailers. I can understand some of the smaller ones.

But what we've seen is that there's -- we understand there to be at least a meaningful premium you can get from selling directly to them. Maybe you could just walk through the decision not to sell to the big ones in particular directly.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, we find that the two-step distribution model works very well. First off, it allows us to maintain price discipline. And second off, it allows me to have a shipping department with very few people.

And I don't have to worry about drop shipping to 30 or 40 stores for each chain, which we're not capable of doing. I think it actually works pretty well, and in fact, for example, we were vendor of the year for 2013 for, I think, every one of the major chains in spite of us not selling them directly.

Colin Moran - Abdiel Capital - Analyst

Okay. And then just a final question, on the CapEx, you had the big CapEx over the last 18 months, and the new product introduction you mentioned is going to follow this year. Can you just help us understand why the CapEx gets spent so much in advance of the actual product introduction?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes. One of the major reasons is that we try to build thousands of units of a new product before launching it. That's really important because so much of firearms purchases is an impulse buy. And when that brand new firearm shows up on the cover of a major magazine, people run to the stores to go hold it and play with it and then buy it.

And if it's not there and it's six months or two years later before it shows up at their local retailer. By then they've lost interest or they're resentful that they had to wait, and they don't buy it. So we actually have to take some risk in our investing before the product is even finished so that when we think it's ready, we're capable of building hundreds per day or more.

And then if a project is delayed, unfortunately sometimes they are, then you've got that capital sitting around fairly idle for a while. That's really where we found ourselves in 2014, but hopefully we'll see some good improvement going forward.

Colin Moran - Abdiel Capital - Analyst

Got it. Thanks very much.

Operator

Thank you. And the next question comes from the line of Gautam Khanna of Cowen & Company. Over to you.

Bill Ledley - Cowen and Company - Analyst

Yes. Thanks for taking my question. This is Bill Ledley on for Gautam. I noticed that your ASP is for both the orders received and back log ticked up in 2014. Can you elaborate on the mix and kind of explain what is selling and what's driving that higher ASP?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Well, for the first time in many years there was actually a softening of demand for hand guns. I think the import numbers I read to you would indicate that as well. And the handguns tend to be a lower ASP than rifles.

And at the same time, we came out with the AR-556, which was very well received. So the combination of those two, bit of softening in handguns. so we lost some of the lower ASP business and then pick up on the rifle, so that's what caused the shift.

Bill Ledley - Cowen and Company - Analyst

Okay, the NICS data seems to suggest that handgun demand is better recently. Is the softening in handguns just because 2013 was so strong, so 2014 comparatively looks weaker?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think you have a reasonable hypothesis there.

Bill Ledley - Cowen and Company - Analyst

Okay. My next question revolves around ammo demand. Are checks seem to suggest that ammo supply is better generally, and we're starting to see some discounting on rifle rounds.

Do you think that lower or cheaper ammo sales are stimulative to gun demand? And can you talk about any trends you might be seeing there?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, availability and price are both very important especially when you talk about rimfire products. And the market really has been badly starved for rimfire products, but I recently heard from some executives at ATK that they've invested many millions of dollars in new rimfire capacity.

And I recently heard from one of the large powder producers that they have brought many millions of dollars of capacity online. So hopefully that will improve the rimfire situation. Now, various political events can also impact ammo availability.

The ATF has decided to go after one of the very normal 223 rounds. And as a result, people have somewhat panicked, and 223 rounds that were readily available, or, frankly, almost any military caliber round, even though they're widely used by civilians like 223, 556, 308.

Those rounds have suddenly, in just the last week or two, become in very short supply again. Even though three weeks ago I would have told you they're abundant. It can change just overnight with just a little political wind blowing from Washington, DC.

Bill Ledley - Cowen and Company - Analyst

Okay. My last question is, your selling expense as a percent of sales ticked up in Q4 over -- I think the last time it was this high was Q1 in 2013. Can you talk about what was driving that, and if you are doing more promotional deals with your weapons?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes. Distributor show season is generally the months of January and February when most of the major distributors hold a show to sell to retailers. And we go to those shows, and we help them write the orders from their retailers.

And pretty much all the manufacturers offer some spring promotional programs, for example, a buy ten get one free if you sign up at the show. And the way we do the accounting for that is we figure out what we anticipate our total expense to be, how many programs we'll write, how many free goods we're going to send, and then we don't wait until that order is written to expense it, but we actually look and see on December 31 how much inventory do the wholesalers have?

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

What percentage of that can they fulfill from the inventory they already have? And that drives an expense charge we take in December.

And so in some past years when the distributors have almost no inventory on December 31, we didn't take much of a charge. This year, as you know, they had about 325,000 units on December 31, so we took a pretty big charge in December.

Operator

Next question is from the line of Andrea James. Over to you, Andrea.

Andrea James - Dougherty and Company - Analyst

Thank you. I just have three. Good morning. Congratulations on Q4. Even if we account for the seasonality, it looks like the sales in Q4 were a nice gain over Q3.

And I was just wondering, and you talked about market share gains. What do you think drove that, both the unit sell-in and then even the distributor sell-through in Q4 for Ruger firearms specifically?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Andrea, I think that in general we started to get a sense, mostly anecdotal, that the consumer was coming back late in the year. And that's continued right through to January and February.

And I think it makes sense when you think in terms of, there was a bit of over indulgence in 2013 and then a, frankly, expected pull back through much of 2014. But I would guess after the consumers had denied themselves for a better part of the year, it was time to come back and start enjoying the sport again.

Andrea James - Dougherty and Company - Analyst

Okay. And then, I get that you're happy with the inventory levels, Mike, but I'm just wondering what the distributors are saying? Are they pushing back, or do you think there'll be more draw down at distribution?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We have not had any push back from the distributors. I think, naturally, they'd always like to have more turns than less. Pretty much anybody in business would.

But we really got no complaints, either at the NESTW show or when we met with all of them at the SHOT show. So they may be sort of taking advantage a little bit of the sell-through to lower their inventory, but they know we're watching.

We're going to encourage them, as I said before, to not lower their inventory more than 25,000 units a quarter so that it's a reasonable glide path. And we get to participate in some of the upside going on. At this point, they're well ahead of that, but if we can get out production rates up, we'll give them a little more before the end of the quarter.

Andrea James - Dougherty and Company - Analyst

This is good to know. Then, finally, if the administration were successful in banning certain types of 223 or 556 ammo, would it have a material impact on you? I just don't know even how to model such a scenario.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

I don't think so. It might enhance demand for all our 223 and 556 products, but there are enough different types of that ammo that I think ammo would still be available. But it's a much bigger more macro issue in that it's very much an infringement on our second amendment rights.

And I think the ATF is taking an unreasonable approach, and it's not an issue of whether Ruger is going to sell more or less 556 rifles in the next year. It's a much bigger issue than that. And we're all very sensitive to it and are turning our attention to try to prevent us from going down a slippery slope that could lead to bad places.

Andrea James - Dougherty and Company - Analyst

Appreciate that. Thanks, guys.

Operator

Thank you. And next question is from the line of Steve Shapiro of Intrepid. Over to you, Steve.

Steve Shapiro - Intrepid Capital Management - Analyst

Hi. Could you just talk a little bit about competitive pricing, whether you've seen that get any better as inventories have come down?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I tell you the three big importing countries now have year over year, they have about a 18% foreign exchange rate [advanceage] that had before. And I think we're seeing some of that reflected in their pricing, and so it's still a challenge.

The best answer, though, to somebody else's $50-off coupon is innovation. If we don't have products that people want, they'll buy them anyway.

Steve Shapiro - Intrepid Capital Management - Analyst

Got you. Some of your domestic competitors seem to be struggling a bit. Have you seen anything that you'd consider rational in terms of their pricing or have the domestic producers been recently disciplined?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, it's not across the board. It tends to be in product categories. And remember that the MSR category is probably one of the most volatile. It has real peaks and real troughs.

And for a Company like us that's widely diversified across a broad product line, it's not a big risk or a challenge. But there are many little MSR companies that that's all they do. So you do see some panicky pricing behavior on their part during the troughs.

But it's generally not the big majors going crazy. It's just little individual companies, and it doesn't have a huge impact on the whole market.

Steve Shapiro - Intrepid Capital Management - Analyst

Got you. Appreciate it. Thank you.

Operator

Thank you. And the next question comes from the line of Matt Sullivan. Over to you, Matt.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Matt Sullivan - Fiduciary Management - Analyst

Hey guys. Just to follow up on that, I was fairly surprised when Smith and Wesson said on their last conference call that they were going to get a little more aggressive on price during the show season and try and defend market share.

Can you just -- has that impacted you at all? And how do you respond to another large competitor like that domestically going after price?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, our show programs this year were actually a little bit richer than they were last year. For example, last year where you might have had a buy 10 get one free, maybe this year it was a buy eight get one free.

Matt Sullivan - Fiduciary Management - Analyst

For you specifically, for Ruger?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes. I believe that's what -- I don't know what Smith meant, but it's quite possible that's what they meant they were doing with theirs as well.

Matt Sullivan - Fiduciary Management - Analyst

And is it fair -- did you feel much of an impact from that or not really? From Smith and Wesson maybe doing that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No, we couldn't detect any difference.

Matt Sullivan - Fiduciary Management - Analyst

Okay. And one other thing that they commentated on their call was that they were surprised that it seemed like the retailers were -- there wasn't much of a sense of urgency for the retailers to buy more of the main brands from the distributors because the distributors had a lot of Ruger inventory. And so the retailers didn't really feel any urgency to go in and buy that.

They'd rather sell down their inventory of harder-to-sell stuff. Has that gotten any better throughout the quarter and into this year?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes, I think it has gotten better. If you think about the show programs that happened a year ago, there were often very extended terms offered by the distributors, particularly for long guns, a little less so for handguns. Because mostly, long guns sell in fall, and the only way to get a retailer to take it in the middle of winter is to offer them extended terms.

Well, as you went through the third quarter, a lot of those invoices became due, and so a lot of retailers had to scramble to convert inventory to cash so they could pay their invoices. But that's, I think, largely past us now, and I would say we're back to more normalized behavior.

Matt Sullivan - Fiduciary Management - Analyst

Okay. Thanks very much.

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Operator

Thank you for your question. The next question is from the line of Adam Star. Over to you.

Adam Star Analyst

My question's already been asked. Thank you very much.

Operator

Thank you.

(Operator Instructions)

We have our next question from the line of Brian Rafn. Over to you, Brian.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, Mike, you've talked in the past, and I've gone to ad nauseam on this question. I'll ask in a little different way.

With bringing out the mini foundries and if you see a period of time where we're at quote, a new normal, 2011, 2012 or even a deterioration from that, your ability to have these mini foundries be more flexible, be more variable production where you might be able to shut down the main foundry at Newport. But at the same time, if you're building those out beyond the ones you have, there's a demand for cash flow.

You talked about $30 million in CapEx being more or less just for new products. I'm just getting a sense, as you stand here in early 2015, where are you on that development process with additional foundries, the mini foundries?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, we have two mini foundries up and running very well today. And the choice now is whether to start the investment cycle for a third mini foundry, which typically takes about a year and a half to build all the equipment, get it in place, and get it running satisfactorily.

And we're kind of right on the edge where we might be able to shut down the main foundry and just run the two minis. And we are looking at options for doing extended shifts through the weekend, all night long, that kind of stuff, to where we could actually shut down the main foundry.

Now, if there's any material uptick in business, we're going to have to try to get it cranked back up again and bring people in and train them, so it's a little bit of a tough decision, not an easy or obvious one. And so we've been studying it while we get through the show season to try to get a sense of is the consumer really back?

How soon will we benefit from the consumer coming back? And does it make sense to stretch the two mini foundries and shut down the big one, or get on with the investment cycle for the third one so that next year we really could shut it down. And we haven't made the decision yet.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Got you. That's a good answer. Thanks, Mike. If you were to shut down the main foundry, would that be moth balled? And that's not something that you're just going to remove from the footprint of the plant, obviously.

How does that go into stasis or whatever? If you're running just the minis, what do you do with that main foundry? Is it always there as a reserve capacity then, going forward?

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, I'd like to tell you it would look like Philadelphia Navy shipyard with all those --

Brian Rafn - Morgan Dempsey Capital Management - Analyst

(laughter) Okay.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Experience has been if you ever let the manufacturing guy stop something for even a day, they redeploy that equipment so fast it'll make your head spin. They toss out the tooling, and you wonder what happened. So we'll see.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Give me a sense as you look at 2015, you've always been very measured, very disciplined. You've talked about talking to the gospel or the wholesalers getting back five, to six, to eight turns not 35 cross stocking.

As you look at 2015, what is your sense of the psychology on sell-through to the customer? Do you see a customer, if you go to 2016 and you look back on 2015, will it be a story of the customer being very price sensitive, very price elastic, or is it a market where new product innovation will really drive that interest and bring that customer back?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

That's a lot of crystal ball rubbing there, Brian. I think that the strongest factor, if it is present, is always new product introductions. And they could come from Ruger. They could come from competitors.

But if you think about the hand gun category, the basic polymer pistol, and caliber is 9mm, 40mm and 45mm, and you walk into a gun store, there's this long counter with a sea of black pistols that all kind of look the same and all kind of behave the same. And I'll bet you the consumers who have been walking in and seeing those same guns over and over for the past few years will be very receptive to something new.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Anything, Mike, on the shotgun line?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I'm not sure whether we have announced it or not, but we have removed the red label from our catalog and website. We relaunched it last year with the hopes and expectations that we could hit a certain cost target. And we were never able to successfully get the manufacturing processes under control, and so we have, in fact, discontinued the red label.

Operator

I'd like to send back to the management for any final comments. Thank you.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

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FEBRUARY 26, 2015 / 02:00PM GMT, RGR - Q4 2014 Sturm Ruger & Co Inc Earnings Call

In closing, I'd like to thank you for your continued interest in Ruger. And I'd like to thank our more than 2,000 American employees on our Ruger team who work hard everyday to deliver product to our loyal customers. I look forward to seeing many of you at our 2015 annual meeting on Tuesday, May 5, in Trumbull, Connecticut. Thank you.

Operator

Thank you very much, ladies and gentlemen. That now concludes your conference call for today. You may now disconnect. Thank you.

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